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06/05/97 12:25                                                  H&H DRAFT


                                                                EXHIBIT 1.1


                               15,000,000 SHARES

                         EQUITY OFFICE PROPERTIES TRUST
                   (a Maryland real estate investment trust)

                      Common Shares of Beneficial Interest
                           ($.01 Par Value Per Share)

                             PURCHASE AGREEMENT


                                                             __________ __, 1997




 MERRILL LYNCH & CO.
 MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
 LEHMAN BROTHERS INC.
 J.P. MORGAN & CO.
 PRUDENTIAL SECURITIES INCORPORATED
 SMITH BARNEY INC.
 as Representatives of the several Underwriters
 c/o     MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
         Merrill Lynch World Headquarters
         North Tower
         World Financial Center
         New York, New York  10281-1305



Dear Ladies and Gentlemen:

     Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), and EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), each confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc. ("Lehman"), J.P. Morgan & Co. ("J.P. Morgan"), Prudential Securities Incorporated ("Prudential") and Smith Barney Inc. ("Smith Barney") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom Merrill Lynch, Lehman, J.P. Morgan, Prudential and Smith Barney are acting as representatives (in such capacity, Merrill Lynch, Lehman, J.P. Morgan, Prudential and Smith Barney shall hereinafter be referred to as the "Representatives"), with respect to the sale by the





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Company and the purchase by the Underwriters, acting severally and not jointly, of 15,000,000 common shares of beneficial interest, $.01 par value per share (the "Common Shares"), of the Company, as set forth in Schedule 1 hereto
(except as may be provided otherwise in the Pricing Agreement, as hereinafter defined), and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 2,250,000 Common Shares to cover over-allotments. The aforesaid 15,000,000 Common Shares (the "Initial Shares"), together with all or any part of the 2,250,000 Common Shares subject to the option described in Section 2(b) hereof (the "Option Shares"), are collectively hereinafter referred to as the "Shares."

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-26629) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.


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     At or prior to the Closing Time (as hereinafter defined), the Company will complete a series of transactions described in the Prospectus under the heading "Structure and Formation of the Company." As part of these transactions, among other things, the Operating Partnership will acquire direct or indirect interests in [90] office properties to be owned by the Operating Partnership (the "Office Properties"), [14] stand-alone parking facilities to be owned by the Operating Partnership (the "Parking Facilities", together with the Office Properties, the "Properties"), the office property and asset management business and parking asset management business relating to the Properties (together, the "Management Business"), and third-party management contracts relating to [37] office properties (collectively, the "Managed Properties").
As used herein, the term "Consolidation" shall mean the occurrence of all of the events described in this paragraph and the other transactions described in the section of the Prospectus captioned "Structure and Formation of the Company," and the term "Formation Documents" shall mean all the material contracts, agreements and other documents executed in connection with the Consolidation as set forth in Schedule 2 hereto.

     The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

            Section 1. Representations and Warranties of the Company and the
                       Operating Partnership.

     (a) The Company and the Operating Partnership jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") as follows:

                (i) Compliance with Registration Requirements. At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time or Date of Delivery referred to in Section 2(c) hereof, will comply in all


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           material respects with the requirements of the 1933 Act and the 1933
           Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

                Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant EDGAR, except to the extent permitted by Regulation S-T.

                (ii) No Stop Order or Proceedings. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, is contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, is contemplated by the Commission or by the state securities authority of any jurisdiction.

                (iii) Independent Accountants. Ernst & Young, the accounting firm that certified the financial statements and supporting schedules included in the Registration Statement, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

                (iv) Financial Statements. The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted

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           accounting principles ("GAAP") applied on a consistent basis.  The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the 1933 Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, or business affairs of the Company, the Operating Partnership, the Subsidiaries (as hereinafter defined) and the Predecessor Entities (as hereinafter defined) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) no casualty loss or condemnation or other adverse event with respect to any Property has occurred that is material to the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities considered as one enterprise, (C) there have been no transactions or acquisitions entered into by the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity, other than those arising in the ordinary course of business, which are material with respect to such entity, except in connection with the Consolidation, (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares of beneficial interest or by the Operating Partnership with respect to its respective partnership interests, and (E) there has been no change in the capital shares of beneficial interest of the Company or the partnership interests of the Operating Partnership, or any material increase in the indebtedness of the Company or the Operating Partnership, except in connection with the Consolidation.

                (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust


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           with transferable shares of beneficial interest and is in good standing under the laws of the State of Maryland with all power and authority to hold its properties, conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Documents to which it is a party. The Company is duly qualified as a foreign entity in each jurisdiction in which the business conducted by the Company will require such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, assets or business affairs of the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities considered as one enterprise (a "Material Adverse Effect").

                (vii) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with partnership power and authority to own, lease and operate its Properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Formation Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which the business conducted by the Operating Partnership will require such qualification after the completion of the Consolidation, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and, immediately after the Closing Time, will be the sole general partner of the Operating Partnership and will be the holder of __________ Units, or approximately ___ percent (___%) of the Units in the Partnership.

                (viii) Good Standing of the Subsidiaries. The subsidiaries listed on Exhibit 21 to the Registration Statement (collectively, the "Subsidiaries") are the only subsidiaries required to be identified as such in the Registration Statement. As of the Closing Time, each of the Subsidiaries has been duly organized and is validly existing as a partnership, corporation, limited liability company, or real estate investment trust in good standing under the laws of its respective jurisdiction of organization, with all power and authority to own, lease and operate its Properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, and to


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          enter into and perform its obligations under the Formation Documents to which it is a party. Each of the Subsidiaries is duly qualified or registered as a foreign partnership, corporation, limited liability company, or real estate investment trust and is in good standing in each jurisdiction in which the business conducted by the Operating Partnership will require such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect. Each of the partnership or member agreements of the Subsidiaries is in full force and effect.

               (ix) Good Standing of the Predecessor Entities.  Each of the
          ZML Opportunity Partnerships, the ZML REITs, EGI, EOP, and EOH (as each of these terms is defined in the Prospectus) (collectively, the "Predecessor Entities") has been duly formed and is validly existing as a partnership, corporation, limited liability company or real estate investment trust in good standing under the laws of its state of formation, with power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Documents to which it is a party. Each Predecessor Entity is duly qualified or registered to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

               (x) Authorization of Shares of Beneficial Interest. The authorized shares of beneficial interest of the Company are as set forth in the Prospectus under "Shares of Beneficial Interest" and the issued and outstanding shares of beneficial interest of the Company are set forth in the Prospectus under "Capitalization". All of such issued and outstanding Common Shares are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). All of the issued partnership interests of the Operating Partnership (the "Units") have been duly and validly authorized and issued and are fully paid and, with respect to the Units owned by the Company, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. No shares of beneficial interest of the Company are reserved for any purpose except in connection with (A) the Consolidation, (B) the employee benefit plans, dividend reinvestment plans and employee and trustee share option plans of the Company included as exhibits to the Registration Statement, and (C) the possible


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          issuance of Common Shares upon the redemption of Units pursuant to the Partnership Agreement. Except for Units and Common Shares issuable upon the exercise of options as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any capital shares of beneficial interest of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such beneficial interest or any other securities of the Company. Immediately after the Closing Time, __________ Common Shares (excluding the Shares) will be issued and outstanding, all of which shares, upon issuance, will be validly issued, fully paid and non-assessable. Except as described in the Prospectus, the Company has not sold or issued any shares of beneficial interest during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

               (xi) Description of Shares. The Initial Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and non-assessable. The Common Shares to be issued in connection with the Consolidation have been and will be offered and sold at or prior to the Closing Time, or the Date of Delivery, as the case may be, in compliance with all applicable laws (including, without limitation, federal and state securities laws). The terms of the Common Shares conform to all statements and descriptions related thereto contained in the Prospectus. The form of share certificate to be used to evidence the Common Shares will be in due and proper form and will comply with all applicable legal requirements. The issuance of the Shares is not subject to any preemptive or other similar rights.

               (xii) Description of Units. The Units to be issued in connection with the Consolidation, including, without limitation, the Units to be issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and at the Closing Time or Date of Delivery will be validly issued, fully paid and non-assessable, except to the extent that the Company, as general partner of the Operating Partnership, may have liability as such general partner. Immediately after the Closing Time, __________ Units will be issued and outstanding. The Units have been and will be offered and sold at or prior to the Closing Time in compliance with all applicable laws (including, without limitation, federal and state securities laws).


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                (xiii) Absence of Defaults and Conflicts.  None of the Company,
           the Operating Partnership, or any Subsidiary is in violation of its declaration of trust, charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, and none of the Company, the Operating Partnership, or any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except where a default thereunder would not result in a Material Adverse Effect.

                (xiv) Absence of Conflicts with Formation Documents. The transfer of interests or other assets pursuant to the Formation Documents does not violate the declaration of trust, charter, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, of any Predecessor Entity. The Formation Documents are sufficient to effect the transfer to the Company or Operating Partnership of all direct or indirect interests in the Properties and other assets specified therein upon payment of the consideration therefor.

                (xv) Authorization of Agreements. (A) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement of the Company and the Operating Partnership, enforceable in accordance with its terms; (B) at the Representation Date, the Pricing Agreement will have been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Representatives, will be a valid and binding agreement of the Company and the Operating Partnership, enforceable in accordance with its terms; (C) at the Closing Time, the Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") will have been duly and validly authorized, executed and delivered by the parties thereto and will be a valid and binding agreement, enforceable in accordance with its terms; (D) at the Representation Date, each of the Formation Documents to which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is a party pursuant to the Consolidation will have been duly and validly authorized, executed and delivered by such parties, and will be valid and binding agreements of such parties, enforceable in accordance with their terms; (E) at the


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           Representation Date, the Noncompetition Agreement of Samuel
           Zell with the Company and the Operating Partnership will have been duly and validly authorized, executed and delivered by the parties thereto and will be valid and binding agreements, enforceable in accordance with their terms; provided, however, that the enforceability of each of the foregoing documents may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

                (xvi) Absence of Default or Conflicts Regarding Consolidation. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby and the consummation of the Formation Transactions will not conflict with or constitute a breach or violation by such parties of, or default under, (A) any of the Formation Documents; (B) any contract, indenture, mortgage, loan agreement (except loan agreements to be repaid in full with a portion of the proceeds of the Offering as reflected in the "Use of Proceeds" section of the Prospectus), note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company, the Operating Partnership, or any Subsidiary is a party or by which they, any of them, any of their respective properties or other assets or any Property may be bound or subject, except for (1) contracts or other agreements that are terminable at will or are terminable by the other party thereto on not more than 30 days' notice and (2) operating, service, equipment or other similar contracts entered into in the ordinary course (provided that any contract or agreement excepted in (1) above, and the contracts excepted in (2) above, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the contract party); (C) the declaration of trust, charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership, or any Subsidiary; or (D) any applicable law, rule, order, administrative regulation or administrative or court decree.

                (xvii) Absence of Proceedings. There is no action, suit, proceeding, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity, any Property, or any officer or director of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity, any Property, or any such officer or director, might (A) result in


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           any Material Adverse Change or which might reasonably be expected to materially and adversely affect assets, properties or operations thereof or (B) materially and adversely affect the consummation of the Consolidation. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary thereof is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                (xviii) Accuracy of Exhibits. There are no contracts or documents of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

                (xix) REIT Qualification. Upon completion of the Consolidation and the sale of Shares hereunder, the Company is intended to be organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code for its taxable periods beginning or otherwise including the period after the Closing Time.

                (xx) Investment Company Act. None of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is, or at the Closing Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxi) Possession of Intellectual Property. The Company, the Operating Partnership, the Subsidiaries, and the Predecessor Entities own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict (if the subject of any unfavorable decision,


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           ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for performance by the Company of its obligations in connection with the offering, issuance or sale of the Shares hereunder or the consummation of any other part of the Consolidation, except such as have already been obtained or may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws.

                (xxiii) Possession of Licenses and Permits. Each of the Company, the Operating Partnership, the Subsidiaries, and Predecessor Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to conduct the business in the manner described in the Registration Statement and Prospectus, except where the failure to possess any such Governmental License would not have a Material Adverse Effect. The Company, the Operating Partnership, the Subsidiaries, and Predecessor Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xxiv) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company or the Operating Partnership is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.


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




                (xxv) Listing on NYSE. The Common Shares have been approved for listing on the New York Stock Exchange subject to notice of issuance.

                (xxvi) Title to Property. (A) With respect to the Properties in which the Operating Partnership will succeed to all of the ownership interest, the Predecessor Entities that currently own such Properties have, and at the Closing Time or Date of Delivery the Operating Partnership and the Subsidiaries will have, good and marketable fee simple title to the land underlying such Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Time, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Time, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, service marks and trade names used in connection with such Properties (which are owned by the Predecessor Entities and to which the Operating Partnership shall succeed), and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; (B) with respect to the Properties in which the Operating Partnership will acquire less than all of the ownership interest, (the "Joint Venture Properties"), the Predecessor Entities that currently own such Properties have, and at the Closing Time or Date of Delivery the Operating Partnership and applicable Subsidiaries will continue to have, good and marketable fee simple title to the land underlying such Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (A) above; (C) the ground leases under which the applicable Subsidiaries lease the land on which the Properties known as "Two California Plaza," "Canterbury Green," and "One American Center" are located are in full force and effect, and each of such Subsidiaries are not in default in respect of any of the terms or provisions of such leases and neither the Company, the Operating Partnership, nor such Subsidiary has received notice of the assertion of any claim by anyone adverse to such Subsidiaries' rights as lessees under such leases, or affecting or questioning such Subsidiaries' right to the continued possession or use of the Property under such leases or of a default under such leases; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity which are required to be disclosed in the Prospectus are disclosed therein; (E) neither any Subsidiary nor any tenant of any of the Properties is in default under any of the leases pursuant to which any Subsidiary, as lessor, leases its Property (and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not result in a Material Adverse Effect; (F) no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (G) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect; (H) there is in effect for the assets of the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities (including the Properties) insurance coverages that are commercially reasonable for the types of assets owned by them, and neither the Company, the Operating Partnership, any Subsidiary, nor any Predecessor Entity has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets (including the Properties); and (I) neither of the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

                (xxvii) Environmental Laws. Except as disclosed in the Prospectus, (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (B) none of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) none of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is engaged in or intends to engage in any manufacturing or any other similar operations at the Properties that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) neither the Company nor the Operating Partnership has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor the Operating Partnership has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company, the Operating Partnership, or any such Property Partnership received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list, and (G) there are no underground storage tanks located on or in any Property which have not been disclosed to the Representatives.

                As used herein, "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
           Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

           (xxviii) Tax Compliance. Each of the Company, the Operating Partnership, the Subsidiaries, and the Predecessor Entities filed all federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (except in any case in which the failure to so file or pay would not have a Material Adverse Effect).

                (xxix) No Price Manipulation. Neither the Company nor the Operating Partnership, nor any of their trustees, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (xxx) Individual Materiality of Representations and Warranties. With respect to the representations and warranties of the Company and the Operating Partnership contained herein that are limited to materiality considering the Company, the Operating Partnership, and the Subsidiaries as one enterprise, the Company and the Operating Partnership have provided the Representatives with written notice of any matter or event that would render such representation or warranty inaccurate or incomplete if it were given with respect to the Company or the Operating Partnership on an individual basis.

               (xxxi) Disclosed Relationships. No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers, shareholders (in the case of the Company), limited partners (in the case of the Operating Partnership), customers or suppliers of the Company or the Operating Partnership on the other hand, which is required to be described in the Prospectus which is not so described.

               (xxxii) ERISA Compliance. The Company and the Operating Partnership are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or the Operating Partnership would have any liability; the Company or the Operating Partnership has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each "pension plan" for which the Company or the Operating Partnership would have any liability that is intended to be qualified under
          Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such noncompliance, reportable events, liabilities, or failures to qualify that would not result in a Material Adverse Effect.

               (xxxiii) Record Keeping. The Company and the Operating Partnership and the Predecessor Entities (i) make and keep books and records which are accurate in all material respects and (ii) maintain internal accounting controls which provide reasonable assurance that
          (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

               (xxxiv) Foreign Corrupt Practices Act. Neither the Company nor the Operating Partnership, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Operating Partnership, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (xxxv) Representations in Formation Documents. All of the representations and warranties of the Company and the Operating Partnership contained in the Formation Documents set forth on
          Schedule 2 hereof are true and correct in all material respects.

               (xxxvi) Americans with Disabilities Act. The Company, the Operating Partnership, any Subsidiary, and any Predecessor Entities are currently in substantial compliance with all presently applicable provisions of the Americans with Disabilities Act and no failure of the Company, the Operating Partnership, any Subsidiary, or any

          Predecessor Entity to comply with all presently applicable provisions of the Americans with Disabilities Act would result in a Material Adverse Effect.

          (b) Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

          Section 2.  Sale and Delivery to Underwriters; Closing.

          (a) Initial Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Shares set forth in Schedule A hereto opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to Section 10 hereof.

          If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Shares have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus reflecting such information will be filed before the Registration Statement becomes effective.

          If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the Representatives and the Company. The initial public offering price per share of the Shares shall be a fixed price to be determined by agreement among the Representatives and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

          (b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,250,000 Option Shares at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date hereof (or, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, 30 days after the Representation Date) and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, the Option Shares shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Initial Share underwriting obligations as set forth in Schedule A hereto (except as may be otherwise provided in the Pricing Agreement).

     (c) Payment and Denominations. Payment of the purchase price for and delivery of certificates for the Initial Shares shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, DC 20004, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. on the third business day (or, if pricing takes place after 4:30 p.m., on the fourth business day) following the date the Registration Statement becomes effective, or such other time as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for and the delivery of such Option Shares shall be made at the above-mentioned offices of Hogan & Hartson L.L.P., or at such other place as shall be mutually agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. The certificates for the Initial Shares and the Option Shares shall be in such authorized denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or each Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. Merrill Lynch, individually and not as Representatives of the Underwriters, may

(but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Shares and the Option Shares will be made available for examination and packaging by the Representatives not later than 10:00 a.m. on the last business day prior to the Closing Time or each Date of Delivery, as the case may be.

     Section 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible and will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Shares that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) Delivery in Registration Statements. The Company will deliver to the Representatives, as soon as available, as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the

Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (excluding exhibits) as the Representatives may reasonably request.

     (d) Delivery of Prospectuses. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

     (e) Continued Compliance with Securities Laws. If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or in order to otherwise comply with the 1933 Act or the 1934 Act, the Company will forthwith prepare an amendment of or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) which will amend or supplement the Prospectus so that it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

     (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to (i) file any general consent to service of process, (ii) qualify as a foreign corporation in any jurisdiction in which it is not so qualified or (iii) take any action that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a

12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (i) Listing. The Company will use its reasonable best efforts to effect the listing of the Shares on the New York Stock Exchange.

     (j) Restriction on Sale of Securities. During the period from the date of the Pricing Agreement until 365 days after the Closing Time, the Company and the Operating Partnership will not, without the prior written consent of the Representatives, which will not be unreasonably withheld, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Shares or Units (except for Units issued in connection with the acquisition directly or indirectly of Properties) or any other security convertible into or exchangeable into or exercisable for the Common Shares, otherwise than (i) in accordance with this Agreement, (ii) in connection with the employee benefit plans, dividend reinvestment plans and employee and trustee share option plans which are filed as exhibits to the Registration Statement, (iii) Common Shares issued upon redemption of Units (provided the recipients remain subject to the lock-up provisions contained in the [Registration Rights Agreement]), or (iv) as contemplated in the Prospectus.

     (k) Lock-Up Agreements. The Company and the Operating Partnership will cause, or have caused, each person or entity who will hold Common Shares (other than the Shares) or Units at the Closing Time to enter into agreements substantially in the form of Exhibit C hereto (the "Lock-Up Agreements"), and each of the Company and the Operating Partnership acknowledges that the Representatives are intended third party beneficiaries of such agreements as contemplated thereby.

     (l) REIT Qualification. The Company will use its reasonable best efforts to meet the requirements to qualify, effective first for the fiscal year ending December 31, 1997, as a "real estate investment trust" under the Code.

     (m) Amendments to Prospectus. If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare and file or transmit for filing with the Commission, in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

     (n) Form SR Reports. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations and will provide the Representatives with copies of such reports as soon as practicable after the filing thereof.

     (o) Price Stabilization or Manipulation. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     (p) Reports to Representatives. During the period from the Closing Time until five years after the Closing Time, the Company will deliver to the Representatives, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its shareholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and
(ii) such other information concerning the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity as the Representatives may reasonably request.

     (q) Accuracy of Representations. Prior to the Closing Time, the Company and the Operating Partnership will notify the Representatives in writing immediately if (i) any event occurs that renders any of the representations and warranties of the Company and the Operating Partnership contained herein inaccurate or incomplete in any respect, or (ii) with respect to the representations and warranties of the Company and the Operating Partnership contained herein that are limited to materiality considering the Company, the Operating Partnership, the Subsidiaries and the Predecessors Entities as one enterprise, any matter or event occurs that would render such representation or warranty inaccurate or incomplete if it were given with respect to the Company, the Operating Partnership, or any Predecessor Entity on an individual basis.

     (r) Obligations under Formation Documents. Subject to the terms thereof, the Company and the Operating Partnership will do and perform their respective obligations under the Formation Documents to which they are parties to the extent required to consummate the transactions contemplated thereby and all things required to be done or performed prior to the Closing Time pursuant to this Agreement.

     Section 4.  Payment of Fees and Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including the financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing, and delivery of the Prospectus, this Agreement, the Pricing Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters including any transfer taxes and any stamp or other duties payable upon the sale issuance or delivery of the Shares, (iv) the fees and disbursements of the Company's counsel, accountants, and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Shares under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Memorandum, and any amendment thereto,
(vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vii) the fee of the National Association of Securities Dealers, Inc. (the "NASD"), including the fees and disbursements of counsel for the Underwriters in connection with the NASD's review of the terms of the proposed public offering of the Shares, (viii) the fees and expenses incurred in connection with the listing of the Common Shares on the New York Stock Exchange, including filing and listing fees, and (ix) fees and disbursements of counsel for the Underwriters in connection with matters related to Shares that are designated by the Company for sale to employees and others.

     (b) Termination of the Agreement. If this Agreement is canceled or terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company also shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at the Closing Time or Date of Delivery, of the representations and warranties of the Company and the Operating Partnership herein contained, to the performance by the Company and the Operating Partnership of their respective obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:30 p.m. on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters; and at the Closing Time or Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

     (b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Rosenberg & Liebentritt, P.C., counsel for each of the Company, the Operating Partnership, the Subsidiaries, and the Predecessor Entities, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for Underwriters. At the Closing Time the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hogan & Hartson, counsel for the Underwriters, with respect to the matters set forth in Items (1) (first sentence only), (2) (first sentence only), (6), (10) (with respect to this Agreement and the Pricing Agreement only), (15) and (16) of Exhibit B hereto and a statement similar to the statement referred to in the penultimate paragraph of Exhibit B hereto. In giving its opinion, Hogan & Hartson may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, the Operating Partnership, the Subsidiaries or the Predecessor Entities, (B) as to the qualification and good standing of each of the Company, the Operating Partnership, the Subsidiaries or Predecessor Entities to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters, and (C) as to certain matters of law, upon the opinion of Rosenberg & Liebentritt given pursuant to Section 5(b) above.

     (d) Accuracy of Registration Statement and Prospectus. At the Closing Time, (i) the Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened against such entity or any Property which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, (iii) no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership, threatened against such entity, any Subsidiary or any Predecessor Entity before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding might result in any Material Adverse Change, other than as set forth in the Prospectus, (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction, and (v) the Representatives shall have received, at the Closing Time, a Certificate of the Chief Executive Officer or the President of the Company and the Operating Partnership, and the chief financial or chief accounting officer of each such entity, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (d), stating that the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made at and as of the Closing Time, and stating that the conditions precedent set forth in this
Section 5 have been satisfied or waived.

     (e) Accountant's Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent public accountants with respect to the Company and Equity Office Predecessors (as defined in the financial statements included in the Registration Statement) as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and the Equity Office Predecessors, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited procedures nothing came to their attention that caused them to believe that (A) the unaudited financial statements and supporting schedules of the Equity Office Predecessors included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) the unaudited operating data and balance sheet data of the Company and the Equity Office Predecessor, set forth in the Prospectus under the caption "Selected Combined Financial Data" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) the necessary pro forma financial information included in the Registration Statement was not prepared in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial information or was not determined on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information or (D) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the partners' and owners' equity (deficit) of the Equity Office Predecessors or any increase in notes payable of the Equity Office Predecessors, as compared with the amounts shown in the March 31, 1997 balance sheet of the Company included in the Registration Statement or, during the period from March 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in combined total revenues of the Equity Office Predecessors except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or as may be specified in such letter; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial and statistical information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial and statistical information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter. Any exception will be identified in such letter.

     (f) Accountant's Letter at Closing Time. At the Closing Time, the Representatives shall have received from Ernst & Young a letter dated as of the

Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Time and, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this Section 5 with respect to certain amounts, percentages and financial information specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv). Any exception will be identified in such letter.

     (g) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (h) Approval of Listing. At or prior to the Closing Time, the Common Shares shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

     (i) No Objection. At or prior to the Closing Time, the NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received Lock-Up Agreements substantially in the form of Exhibit C hereto from each person or entity who will hold Common Shares (other than the Shares) or Units at the Closing Time.

     (k) Consents to Consolidation. At or prior to the Closing Time, all necessary consents to the Consolidation (including the transactions contemplated by the Memorandum) shall have been obtained.

     (l) Closing of Consolidation. At or prior to the Closing Time, the closing of the Consolidation and the contribution by the Predecessor Entities to the Operating Partnership of their interests in the Properties and the Management Business shall have occurred.

     (m) Over-Allotment Option. In the event the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the

Option Shares, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each Date of Delivery, and the Representatives shall have received:

                 (i) A certificate of the Chief Executive Officer or the
            President of the Company and the Operating Partnership and the chief financial or chief accounting officer of each such entity, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                 (ii) The favorable opinion of Rosenberg & Liebentritt, P.C.
            counsel for each of the Company and the Operating Partnership, in form and substance satisfactory to counsel for such Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion and statement required by Section 5(b) hereof.

                 (iii) The favorable opinion of Hogan & Hartson, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion and statement required by Section 5(c) hereof.

                 (iv) A letter from Ernst & Young, in form and substance
            satisfactory to the Representatives, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(m)(iv) shall be a date not more than five days prior to such Date of Delivery.

            (n) Termination of Agreement.  If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or Date of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

            Section 6.  Indemnification.

            (a) Indemnification of Underwriters. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership shall be required under this subsection (i) to indemnify any Underwriter with respect to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter, or concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the Consolidation (including the transactions contemplated by the Memorandum) or the performance by any Representatives in any capacity of services in connection therewith; provided, however, that neither the Company nor the Operating Partnership shall be required under this subsection (ii) to indemnify any Underwriter with respect to any loss, liability, claim, damage or expense to the extent that such loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Underwriter's bad faith or gross negligence in performing the services described above;

                 (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) or (ii) above, if such settlement is effected with the written consent of the Company and the Operating Partnership; and

                 (iv) against any and all expense whatsoever (including,
            without limitation, the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) or (ii) above, to the extent that any such expense is not paid under subsection (i), (ii) or (iii) above.

            (b) Indemnification of Company, Directors, and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and any trustee, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a)(i), (iii) and (iv) of \ this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter, or concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus
(or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the last paragraph of the cover page, in the paragraph regarding stabilization on the inside cover page and in the first, third and sixth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

            (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Operating Partnership and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company and the Operating Partnership are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Operating Partnership.

     The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party and jointly and severally liable for any obligations hereunder.

     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Shares to the Underwriters.

     Section 9.  Termination of Agreement.

     (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or Date of Delivery, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions in each case, the effect of which is such as to make it, in the Representatives' reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, (iii) if trading in the Common Shares has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New York or Maryland authorities, or (v) pursuant to Section 10(b) below.

            (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 10 hereof and provided further that Sections 1, 4, 6, 7, and 8 hereof shall survive such termination and remain in full force and effect.

            Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number or aggregate principal amount, as the case may be, of Defaulted Shares does not exceed 10% of the number of aggregate principal amount, as the case may be, of Shares to be purchased on such date pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Agreement bear to the underwriting obligations of all non-defaulting Underwriters.

                 (b) if the number or aggregate principal amount, as the case may be, of Defaulted Shares exceeds 10% of the number or aggregate principal amount, as the case may be, of Shares to be purchased on such date pursuant to this Agreement, such Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Shares on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Shares on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in (i) a termination of this Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Shares, as the case may be, either the Representatives and the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of Michael Berman, Director; notices to either the Company or the Operating Partnership shall be directed to it at Two North Riverside Plaza, Suite 2200, Chicago, IL 60606, attention of Stanley M. Stevens, Chief Legal Counsel.

     Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     Section 14. Effect of Headings. The Article, Section and Sub-Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

                                             Very truly yours,

                                             EQUITY OFFICE PROPERTIES TRUST

                                             By:_____________________________



                                             EOP OPERATING LIMITED
                                               PARTNERSHIP


                                             By: Equity Office Properties Trust
                                                 General Partner

                                             By:_______________________________


Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEHMAN BROTHERS INC.
J.P. MORGAN & CO.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.

BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED



By:   ____________________
      Michael B. Berman


For themselves and as Representatives of the other
Underwriters named in Schedule 1 hereto

                                                        H & H DRAFT

SCHEDULE 1


                                                      Number of
                   Underwriter                      Initial Shares
             -------------------------------------  --------------

             Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
             Lehman Brothers Inc.
             J.P. Morgan & Co.
             Prudential Securities Incorporated
             Smith Barney Inc.


                   Total
                                                    ==============

                                                                H&H DRAFT


SCHEDULE 2

FORMATION DOCUMENTS

1. Contribution Agreements by and among the Operating Partnership and [______] dated _________, 1997

2. Merger Agreements, dated ________, 1997, by and between the Operating Partnership and each of

(a)  Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership
(b)  Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II
(c)  Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership
III
(d)  Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV
(e)  Equity Office Properties, L.L.C.
(f)  Equity Office Holdings, L.L.C.
(g)  Equity Group Investments, Inc.

3. Escrow Agreements, dated ________, 1997, by and between the [Operating Partnership] and each of

(a)  Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership
(b)  Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II
(c)  Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership
III
(d)  Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV

4. Agreement of Limited Partnership of the Operating Partnership

5. Non-Competition Agreement between the Company and Mr. Zell, dated as of ________, 1997

6. Registration Rights Agreement

                                                                H&H DRAFT


SCHEDULE 3

LIST OF PREDECESSOR ENTITIES


     Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV Equity Office Properties, L.L.C.
     Equity Office Holdings, L.L.C.

                                                                EXHIBIT A

                              15,000,000 SHARES

                       EQUITY OFFICE PROPERTIES TRUST
                  (a Maryland real estate investment trust)

                    Common Shares of Beneficial Interest
                         ($.01 Par Value Per Share)

                              PRICING AGREEMENT


                                               ________________, 1997



 MERRILL LYNCH & CO.
 MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
 LEHMAN BROTHERS INC.
 J.P. MORGAN & CO.
 PRUDENTIAL SECURITIES INCORPORATED
 SMITH BARNEY INC.
 as Representatives of the several Underwriters
 c/o       MERRILL LYNCH & CO.
           MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
           Merrill Lynch World Headquarters
           North Tower
           World Financial Center
           New York, New York  10281-1305



Dear Ladies and Gentlemen:

     Reference is made to the Purchase Agreement, dated _____________, 1997 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., J.P. Morgan & Co., Prudential Securities Incorporated and Smith Barney Inc. are acting as Representatives (the "Representatives"), of the above Common Shares (the "Shares") of Equity Office Properties Trust (the "Company").

     Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

     1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $_____.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $_____ per share.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        EQUITY OFFICE PROPERTIES TRUST


                                        By:___________________________



CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEHMAN BROTHERS INC.
J.P. MORGAN & CO.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.


BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By: __________________________
     Michael B. Berman

For themselves and as Representatives of the other
Underwriters named in Schedule 1 hereto

EXHIBIT B

                       (1) The Company has been duly organized and is validly
                  existing as a real estate investment trust with transferable shares of beneficial interest and is in good standing under the laws of the State of Maryland with all power and authority to hold its properties, conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement, the Pricing Agreement and the Formation Documents to which it is a party. The Company is duly qualified as a foreign entity in each jurisdiction in which the business conducted by the Company is required and permitted, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                       (2) The Operating Partnership has been duly formed and
                  is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with partnership power and authority to own, lease and operate its Properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement and the Formation Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which the business conducted by the Operating Partnership is required and permitted after the completion of the Consolidation, except where the failure to so qualify or be in good standing would not result in a material Adverse Effect. The Company is the sole general partner of the Operating Partnership and, immediately after the Closing Time, will be the sole general partner of the Operating Partnership and will be the holder of ____________ Units, or approximately ___________ percent (____%) of the Units in the Partnership.

                       (3) As of the Closing Time, each of the Subsidiaries has
                  been duly organized and is validly existing as a partnership, corporation, limited liability company, or real estate investment trust in good standing under the laws of its respective jurisdiction of organization, with all power and authority to own, lease and operate its Properties, to conduct the business in which it is engaged or proposes to engage as described in the

                  Prospectus, and to enter into and perform its obligations under the Formation Documents to which it is a party. Each of the Subsidiaries is duly qualified or registered as a foreign partnership, corporation, limited liability company, or real estate investment trust and is in good standing in each jurisdiction in which the business conducted by the Operating Partnership is required and permitted, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect. Each of the partnership or member agreements of the Subsidiaries is in full force and effect.

                       (4) Each of the Predecessor Entities has been duly
                  formed and is validly existing as a partnership, corporation, or real estate investment trust in good standing under the laws of its state of formation, with power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its respective obligations under the Formation Documents to which it is a party. Each Predecessor Entity is duly qualified or registered to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

                       (5) The numbers of authorized, issued and outstanding
                  shares of beneficial interest of the Company as of March 31, 1997 were as set forth in the Prospectus under "Capitalization" and "Shares of Beneficial Interest," and the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and will have been offered and sold in compliance with all applicable federal and state laws (including, without limitation, federal and state securities laws) and, to the knowledge of counsel, all foreign laws. No shares of capital shares of beneficial interest of the Company are reserved for any purpose except in connection with (i) Consolidation, (ii) the Employee Plans of the Company as described in the Prospectus, and (iii) the possible issuance of Common Shares upon the redemption of Units pursuant to the Partnership Agreement. Except for Units and Common Shares issuable upon the exercise of options as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company.

                       (6) The Initial Shares have been duly authorized for
                  issuance and sale to the Underwriters pursuant to this Agreement, and when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and non-assessable. The terms of the Common Shares conform to all statements and descriptions related thereto contained in the Prospectus. The form of share certificate evidencing the Common Shares is in due and proper form and complies with all applicable legal requirements. The issuance of the Shares is not subject to any preemptive or other similar rights.

                       (7) The Units issued in connection with the
                  Consolidation, including, without limitation, the Units issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders thereof, and when issued and delivered by the Operating Partnership pursuant to the Contribution Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable. The Units were offered and sold at or prior to the Closing Time in compliance with all applicable federal and state laws (including, without limitation, federal and state securities laws) and, to the knowledge of counsel, all foreign laws. The terms of the Units conform to all statements and descriptions related thereto contained in the Prospectus.

                       (8) To the knowledge of counsel, none of the Company,
                  the Operating Partnership, any Subsidiary or any Predecessor Entity is in violation of its declaration of trust, charter, by-laws, certificate of limited partnership or partnership or limited liability company agreement, as the case may be, and none of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except where a default thereunder would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Operating Partnership, the

                  Subsidiaries and the Predecessor Entities considered as one enterprise (a "Material Adverse Effect").

                       (9) The Purchase Agreement, the Pricing Agreement and
                  each of the Formation Documents was duly and validly authorized, executed and delivered by the Company, the Operating Partnership, each Subsidiary and each Predecessor Entity, as applicable, and, assuming due authorization, execution and delivery by any other party thereto, is a valid and binding agreement of such party, enforceable against such party in accordance with its terms, except as such enforceability may be (1) limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors generally, (2) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (3) in the case of the provisions of the Purchase Agreement and the [Registration Rights Agreement] pertaining to indemnity and contribution, limited under applicable securities laws and public policy.

                       (10) The execution and delivery of the Purchase
                  Agreement, the Pricing Agreement, and the Formation Documents, the performance of the obligations set forth therein, and the consummation of the transactions contemplated thereby or in the Prospectus by the Company, the Operating Partnership, the Subsidiaries and the Predecessor Entities, as applicable, did not, do not and will not conflict with or constitute a breach or violation of, or default under: (a) any of the Formation Documents; (b) to the knowledge of counsel, assuming the application of the proceeds of the Offering to discharge certain loan obligations as set forth under "Use of Proceeds" in the Prospectus, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity is a party or by which they or any of them or any of their respective properties or other assets or any Property may be bound or subject, except for (i) contracts or other agreements that are terminable at will or are terminable by the other party thereto on not more than 30 days' notice and (ii) operating, service, equipment or other similar contracts entered into in the ordinary course, provided that any contract or agreement excepted in (i) above, and the contracts excepted in (ii) above, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the contract party; (c) the declaration of trust, charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity; or (d) to the knowledge of counsel, any applicable law, rule, order, administrative regulation or administrative or court decree, except that no opinion is expressed under this clause (d) as to this Agreement or the Pricing Agreement with respect to federal, state or foreign securities laws.

                       (11) To the knowledge of counsel, there is no action,
                  suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity, any Property or any officer or trustee of the Company that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that, if determined adversely to the Company, the Operating Partnership, any Subsidiary, any Predecessor Entity, any Property or any such officer or trustee, could reasonably be expected to materially and adversely affect the consummation of the Consolidation. To the knowledge of counsel, all descriptions in the Registration Statement of contracts and other documents to which the Company, the Operating Partnership any Subsidiary, or any Predecessor Entity is a party are accurate in all material respects. To the knowledge of counsel, there are no contracts or documents of the Company, the Operating Partnership, any Subsidiary or any Predecessor Entity which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

                       (12) None of the Company, the Operating Partnership, any
                  Subsidiary or any Predecessor Entity is an "investment company" within the meaning of the 1940 Act.

                       (13) All filings with, authorizations, approvals,
                  consents licenses, order registrations or qualification of decrees of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of any other part of the Consolidation have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws.

                       (14) The Registration Statement has been declared
                  effective under the 1933 Act and, to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                       (15) At the time the Registration Statement became
                  effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                       (16) [To the knowledge of counsel, there are no statutes
                  or regulations that are required to be described in the Prospectus that are not described as required.]

                       In giving its opinion required by Section 5(b), such
                  counsel shall additionally state that nothing has come to the attention of such counsel that causes it to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), at the time such Registration Statement became effective, at the Representation Date or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), as of its date, at the Representation Date or as of the date of such opinion, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                       In giving its opinion, such counsel may rely, (A) as to
                  all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, the Operating Partnership, the Subsidiaries or the Predecessor Entities and (B) as to the qualification and good standing of each of the Company, the Operating Partnership, the Subsidiaries or the Predecessor Entities to do business in any jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters.

EXHIBIT C

                               July ___, 1997

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEHMAN BROTHERS INC.
J.P. MORGAN & CO.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
as Representatives of the several Underwriters
c/o  MERRILL LYNCH & CO.
     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York  10281-1305

Re: Equity Office Properties Trust and EOP Operating Limited Partnership (collectively, the "Company")

Ladies and Gentlemen:

     The undersigned, a security holder of the Company understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc., J.P. Morgan & Co., Prudential Securities Incorporated, and Smith Barney Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering (the "Offering") of common shares of beneficial interest, $.01 par value per share ("Common Shares"), of Equity Office Properties Trust. In recognition of the benefit that such an offering will confer upon the undersigned as a security holder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees with each of the several Underwriters named in the Purchase Agreement that, during a period of one year from the date of the closing of the Offering, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or units of ownership interest in EOP Operating Limited Partnership or any other security or other instrument which by its terms is convertible into, exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

                                           Very truly yours,


                                           By:_________________________
                                           Name: